Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY FOR

Offer to Exchange

$500,000,000 Aggregate Principal Amount of 5.250% Senior Notes due 2030 of Lineage OP, LP (CUSIP No. 53567Y AB5 and ISIN No. US53567YAB56), Which Have Been Registered Under the Securities Act, for $500,000,000 Aggregate Principal Amount of 5.250% Senior Notes due 2030 of Lineage OP, LP (Regulation S CUSIP No. U5348A AA2 and ISIN No. USU5348AAA26 and Rule 144A CUSIP No. 53567Y AA7 and ISIN No. US53567YAA73)

€700,000,000 Aggregate Principal Amount of 4.125% Senior Notes due 2031 of Lineage Europe Finco B.V. (ISIN No. XS3260287894), Which Have Been Registered Under the Securities Act, for €700,000,000 Aggregate Principal Amount of 4.125% Senior Notes due 2031 of Lineage Europe Finco B.V. (Regulation S ISIN No. XS3237166502 and Rule 144A ISIN No. XS3237166767)

Pursuant to the Prospectus dated   , 2026

THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON , 2026, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agents are:

U.S. Bank Trust Company, National Association

(the “USD Exchange Agent”)

By overnight delivery, courier or hand or certified or registered mail:

U.S. Bank Trust Company, National Association

111 Fillmore Avenue E

St. Paul, Minnesota 55107

Attention: Corporate Action - Specialized Finance

By facsimile

(for eligible institutions only):

(651) 466-7367

For information or confirmation by telephone:

(800) 934-6802

U.S. Bank Europe DAC

(the “Euro Exchange Agent” and, together with the USD Exchange Agent, the “Exchange Agents” and each, an “Exchange Agent”)

By overnight delivery, courier or hand or certified or registered mail:

U.S. Bank Europe DAC

Block F1, Cherrywood Business Park

Cherrywood, Dublin 18

D18 W2X7, Ireland

Attention: Relationship Management

By facsimile

(for eligible institutions only):

+44 (0)207 365 2577

For information or confirmation by telephone:

+44 (0) 207 330 2000

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE GUARANTOR INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE LETTER OF TRANSMITTAL.

This form or one substantially equivalent hereto must be used by a holder of (i) the 5.250% Senior Notes due 2030 that were issued on June 17, 2025 (the “Old USD Notes”) by Lineage OP, LP, a Maryland limited partnership (the “Operating Partnership”), to accept the Operating Partnership’s offer to exchange (the “USD Exchange Offer”), in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), up to $500,000,000 aggregate principal amount of its 5.250% Senior Notes due 2030 (the “USD Exchange Notes”) and related guarantees, which have been registered under the Securities Act, for up to $500,000,000 aggregate principal amount of its outstanding Old USD Notes and related guarantees made pursuant to the Prospectus dated   , 2026 (the “Prospectus”) and the related Letter of Transmittal and the instructions thereto (the “Letter of Transmittal”) and (ii) the 4.125% Senior Notes due 2031 that were issued on November 26, 2025 (the “Old Euro Notes” and, together with the Old USD Notes, the “Old Notes”) by Lineage Europe Finco B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (“Lineage Europe” and, together with the Operating Partnership, the “Issuers” and each an “Issuer”), to accept Lineage Europe’s offer to exchange (together with the USD Exchange Offer, the “Exchange Offer”), in accordance with the provisions of the Securities Act, up to €700,000,000 aggregate principal amount of its 4.125% Senior Notes due 2031 (the “Euro Exchange Notes” and, together with the USD Exchange Notes, the “Exchange Notes”) and related guarantees, which have been registered under the Securities Act, for up to €700,000,000 aggregate principal amount of its outstanding Old Euro Notes and related guarantees made pursuant to the Prospectus, if (i) such holder’s Old Notes are not immediately available, (ii) such holder cannot deliver its Old Notes, and in the case of the Old USD Notes, the Letter of Transmittal and all other documents required thereby, to the applicable Exchange Agent prior to the Expiration Date or (iii) such holder cannot complete the procedures for book-entry transfer prior to the Expiration Date. This form may be delivered by mail or hand delivery or transmitted, via facsimile, to the applicable Exchange Agent as set forth above. Capitalized terms used but not defined herein shall have the meaning given to them in the Prospectus or the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the applicable Issuer upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (receipt of which is hereby acknowledged) the aggregate principal amount of Old Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus and, in the case of the Old USD Note, in Instruction 2 of the Letter of Transmittal.

By so tendering the Old USD Notes, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering holder of Old USD Notes set forth in the Letter of Transmittal.

The undersigned understands that tenders of Old USD Notes may be withdrawn pursuant to Instruction 4 of the Letter of Transmittal.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

The undersigned hereby tenders the Old USD Notes listed below:

Name(s), Address(es) and Telephone Number(s) of Registered Holder(s)	Certificate Number(s)	Aggregate Principal Amount of Old USD Notes Tendered (if less than all)

Total Principal Amount of Old USD Notes Tendered

If Old USD Notes will be delivered by book-entry transfer to the Depository Trust Company (“DTC”), please provide the account number.

Account number: _____________________________

The undersigned hereby tenders the Old Euro Notes listed below:

Name(s), Address(es) and Telephone Number(s) of Registered Holder(s)	Certificate Number(s)	Aggregate Principal Amount of Old Euro Notes Tendered (if less than all)

Total Principal Amount of Old Euro Notes Tendered

If Old Euro Notes will be delivered by book-entry transfer to either Clearstream Banking, S.A. (“Clearstream”) or Euroclear Bank SA/NV (“Euroclear”), please provide the account number.

Clearstream Account number (if applicable): _______

Euroclear Account number (if applicable): _______

[Signature Page Follows]

PLEASE SIGN AND COMPLETE

X	Date:
X	Date:
Signature(s) of Registered Holder or Authorized Signatory

This Notice of Guaranteed Delivery must be signed by the registered holders of Old Notes exactly as their name(s) appear(s) on certificate(s) representing the Old Notes or on a security position listing or by person(s) authorized to become registered holders by certificates and documents transmitted herewith.

If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information. See Instruction 2.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):		Address:
Capacity:
(Full Title)
(Include Zip Code)

Name(s):		Telephone Number:
Capacity:			(Include Area Code)
(Full Title)

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program or any other bank, broker, dealer, credit union, savings association, clearing agency or other institution, each an “Eligible Guarantor Institution” that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act of 1934, as amended (“Exchange Act”), hereby (i) represents that the above-named persons are deemed to own the Old Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Exchange Act (“Rule 14e-4”), (ii) represents that such tender of Old Notes complies with Rule 14e-4 and (iii) guarantees that the Old Notes tendered hereby in proper form for transfer or confirmation of book-entry transfer of such Old Notes into the applicable Exchange Agent’s account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) (in the case of the Old USD Notes) with any required signature guarantees and any other documents required by the Letter of Transmittal (in the case of the Old USD Notes), will be received by the applicable Exchange Agent at the address set forth above within three (3) business days after the date of execution hereof.

The Eligible Guarantor Institution that completes this form must communicate the guarantee to the applicable Exchange Agent and, in the case of the Old USD Notes, must deliver the Letter of Transmittal to the applicable Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Guarantor Institution.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name of Firm:		Address:
By:
Authorized Signature
(Include Zip Code)

Name(s):		Telephone Number:
Capacity:			(Include Area Code)
	(Full Title)	Date:

DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE APPLICABLE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL IN THE CASE OF OLD USD NOTES.

INSTRUCTIONS

1.             DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY.

A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the applicable Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the applicable Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the applicable Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery.

2.             SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY.

If this Notice of Guaranteed Delivery is signed by the registered holder of the Old Notes tendered for exchange hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of DTC, Clearstream or Euroclear, as applicable, whose name appears on a security position listing as the owner of the Old Notes, the signature must correspond with the name shown on the security position listing as the owner of the Old Notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder of the Old Notes or a participant of DTC, Clearstream or Euroclear, the certificates representing such Old Notes must be properly endorsed for transfer by the registered holder or be accompanied by a properly completed bond power from the registered holder or appropriate powers of attorney, in any case signed by such registered holder exactly as the name(s) of the registered holder of the Old Notes appear(s) on the certificates. Signatures on the endorsement or bond power must be guaranteed by an Eligible Guarantor Institution (unless signed by an Eligible Guarantor Institution).

If this Notice of Guaranteed Delivery is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the applicable Issuer of its authority so to act must be submitted, unless waived by the applicable Issuer.

3.             REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

Requests for assistance relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and the Notice of Guaranteed Delivery may be directed to the applicable Exchange Agent at its address set forth on the cover of this Notice of Guaranteed Delivery.